                                                                     Exhibit 2.2

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                         SECURITIES PURCHASE AGREEMENT


                                    between


                         WARBURG, PINCUS VENTURES, L.P.


                                      and


                                ENVIROGEN, INC.



                                January 14, 1997


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                  PAGE
SECTION 1.  PURCHASE AND SALE OF SECURITIES....................... 1
     1.1.   Issuance of Common Stock.............................. 1

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY......... 1
     2.1.   Corporate Organization................................ 1
     2.2.   Subsidiaries.......................................... 2
     2.3.   Capitalization........................................ 2
     2.4.   Corporate Proceedings, etc............................ 3
     2.5.   Consents and Approvals................................ 3
     2.6.   Absence of Defaults, Conflicts, etc................... 4
     2.7.   SEC Reports........................................... 4
     2.8.   Absence of Certain Developments....................... 5
     2.9.   Compliance with Law................................... 5
     2.10.  Litigation............................................ 6
     2.11.  Material Contracts.................................... 6
     2.12.  Absence of Undisclosed Liabilities.................... 6
     2.13.  Employees............................................. 7
     2.14.  Tax Matters........................................... 7
     2.15.  Employee Benefit Plans................................ 7
     2.16.  Patents, Licenses, etc................................ 8
     2.17.  Title to Tangible Assets.............................. 9
     2.18.  Condition of Properties............................... 9
     2.19.  Insurance............................................. 9
     2.20.  Transactions with Related Parties..................... 9
     2.21.  Interest in Competitors............................... 10
     2.22.  Registration Rights................................... 10
     2.23.  Private Offering...................................... 10
     2.24.  Environmental......................................... 11
     2.25.  Fluid Management Agreement Representations............ 12
     2.26.  Brokerage............................................. 12
     2.27.  Illegal or Unauthorized Payments; Political
            Contributions......................................... 12
     2.28.  Takeover Statute...................................... 13
     2.29.  Material Facts........................................ 13

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF WARBURG............. 13

SECTION 4.  ADDITIONAL COVENANTS OF THE PARTIES................... 15
     4.1.   Resale of Securities.................................. 15
     4.2.   Covenants Pending Closing............................. 16
     4.3.   Further Assurance..................................... 16
     4.4.   Board Nominee......................................... 16
     4.5.   Hart-Scott-Rodino..................................... 16

SECTION 5.  WARBURG'S CLOSING CONDITIONS.......................... 17
     5.1.   Representations and Warranties........................ 17
     5.2.   Compliance with Agreement............................. 17
     5.3.   Officer's Certificate................................. 17
     5.4.   Injunction............................................ 17
     5.5.   Counsel's Opinion..................................... 17

     5.6.   Acquisition of Fluid Management....................... 18
     5.7.   Consents; Hart-Scott-Rodino........................... 19
     5.8.   Election of Directors................................. 18
     5.9.   Registration Rights Agreement......................... 18
     5.10.  Approval of Proceedings............................... 18

SECTION 6.  COMPANY CLOSING CONDITIONS............................ 18
     6.1.   Representations and Warranties........................ 18
     6.2.   Compliance with Agreement............................. 19
     6.3.   Warburg's Certificate................................. 19
     6.4.   Consents; Hart-Scott-Rodino........................... 19
     6.5.   Injunction............................................ 19
     6.6.   Acquisition of Fluid Management....................... 19

SECTION 7.  RESERVED.............................................. 19

SECTION 8.  COVENANTS............................................. 19
     8.1.   Confidentiality....................................... 19
     8.2.   Lost, etc. Certificates Evidencing Shares of
            Common Stock; Exchange................................ 20

SECTION 9.  INTERPRETATION OF THIS AGREEMENT...................... 20
     9.1.   Terms Defined......................................... 20
     9.2.   Accounting Principles................................. 22
     9.3.   Directly or Indirectly................................ 22
     9.4.   Governing Law......................................... 22
     9.5.   Paragraph and Section Headings........................ 22

SECTION 10. MISCELLANEOUS......................................... 22
     10.1.  Notices............................................... 22
     10.2.  Expenses and Taxes.................................... 23
     10.3.  Reproduction of Documents............................. 23
     10.4.  Termination and Survival.............................. 24
     10.5.  Successors and Assigns................................ 24
     10.6.  Entire Agreement; Amendment and Waiver................ 24
     10.7.  Severability.......................................... 25
     10.8.  Limitation on Enforcement of Remedies................. 25
     10.9.  Counterparts.......................................... 25

EXHIBIT A      Certificate of Incorporation of the Company
EXHIBIT B      Bylaws of the Company
EXHIBIT C      Form of Opinion of Company Counsel

                                ENVIROGEN, INC.

                         SECURITIES PURCHASE AGREEMENT

                         Dated as of January 14, 1997

Warburg, Pincus Ventures, L.P.
466 Lexington Avenue
New York, New York  10017

Dear Sirs:

          Envirogen, Inc., a Delaware corporation (the "Company"), hereby agrees with Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("Warburg"), as follows :

SECTION 1.  PURCHASE AND SALE OF SECURITIES
            -------------------------------

          1.1.  Issuance of Common Stock
                ------------------------

          (a) Subject to the terms and conditions set forth in this Agreement and in reliance upon the Company's and Warburg's representations set forth below, on the Closing Date (as defined below) the Company shall sell to Warburg, and Warburg shall purchase from the Company, 6,095,238 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at the aggregate cash purchase price of $15,999,999.75 (the "Purchase Price"). Such sale and purchase shall be effected on the Closing Date by the Company executing and delivering to Warburg, duly registered in its name, a duly executed stock certificate evidencing the Shares being purchased by it, against delivery by Warburg to the Company of the Purchase Price by wire transfer of immediately available funds to such account as the Company shall designate.

          (b) The closing of such sale and purchase (the "Closing") shall take place contemporaneously with the merger of Fluid Management, Inc. with and into the Company pursuant to the Fluid Management Agreement, or such other date as Warburg and the Company agree in writing (the "Closing Date"), at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York, or such other location as Warburg and the Company shall mutually select.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
            ---------------------------------------------

          The Company represents and warrants to Warburg that:

          2.1.  Corporate Organization
                ----------------------

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Attached hereto as Exhibits A and B, respectively, are true and complete copies of the Certificate of Incorporation and Bylaws of the Company, each as amended through the date hereof (collectively, the "Organizational Documents").

          (b) The Company has all requisite power and authority and has all necessary approvals, licenses, permits and authorization to own its properties and to carry on its business as now conducted. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) The Company has filed all necessary documents to qualify to do business as a foreign corporation in, and the Company is in good standing under the laws of, each jurisdiction in which the conduct of the Company's business or the nature of the property owned requires such qualification, except where the failure to so qualify would not have a material adverse affect on the business, properties, prospects, profits or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

          2.2.  Subsidiaries
                ------------

          Except as set forth on Schedule 2.2, the Company has no subsidiaries
                                 ------------
and no interests or investments in any partnership, trust or other entity or organization. Each subsidiary of the Company listed on Schedule 2.2 has been
                                                       ------------
duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to so register, qualify or be authorized would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or equity.

          2.3.  Capitalization
                --------------

          (a) On the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of its Common Stock and 2,000,000 shares of its preferred stock, par value $.01 per share (the "Preferred Stock"). As of the Closing Date, the authorized capital stock of the Company will consist of 50,000,000 shares of its Common Stock and 2,000,000 shares of its Preferred Stock. The issued and outstanding shares of capital stock of the Company on the date hereof consist of 12,872,440 shares of Common Stock.

          (b) All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Upon issuance, sale and delivery as contemplated by this Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company, free of all preemptive or similar rights, and entitled to the rights therein described.

          (c) Except for the conversion rights which attach to the warrants, options and convertible securities which are listed on Schedule 2.3 hereto, on
                                                       ------------
the Closing Date there will be no shares of Common Stock, Preferred Stock or any other equity security of the Company issuable upon conversion or exchange of any security of the Company nor will there be any rights, options or warrants outstanding or other agreements to acquire shares of Common Stock or Preferred Stock nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares. Schedule 2.3 sets forth the
                                                  ------------
exercise price, vesting provisions, expiration date and other material terms of all warrants, options and convertible securities listed therein. No stockholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company.

          2.4.  Corporate Proceedings, etc.
                --------------------------

          The Board of Directors of the Company has authorized the execution, delivery, and performance of this Agreement and each of the transactions and agreements contemplated hereby. No other corporate action (other than stockholder approval) is necessary to authorize such execution, delivery and performance of this Agreement, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity. The Board of Directors of the Company has authorized the issuance and delivery of the Shares in accordance with this Agreement.

          2.5.  Consents and Approvals
                ----------------------

          The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby do not require the Company or any of its subsidiaries to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority, except such approvals, consents, or filings that have been made or obtained or as disclosed on Schedule 2.5.
                                                           ------------

          2.6.  Absence of Defaults, Conflicts, etc.
                -----------------------------------

          The execution and delivery of this Agreement do not, and the fulfillment of the terms hereof by the Company, and the issuance of the Shares will not, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, any material indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other material agreement of the Company or any of its subsidiaries (collectively the "Key Agreements and Instruments"), or the Organizational Documents, or any rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over the Company or any of its subsidiaries or over their respective properties or businesses. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any such Key Agreements and Instruments or in any license, permit or authorization to which the Company or any subsidiary is a party or by which any of them may be bound.

          2.7.  SEC Reports
                -----------

          The Company has previously furnished Warburg with true and complete copies of its (i) Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1995, as filed with the SEC, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, as filed with the SEC, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) since January 1, 1996 and (iv) all other reports or registration statements filed by the Company with the SEC since January 1, 1996, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that the Company was required to file with the SEC since that date (the documents described in clauses (i) through (iv) being referred to herein collectively as the "SEC Reports"). As of their respective dates, the SEC
                     -----------
Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports. As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The financial statements included in the SEC Reports: have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto); present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder; and are in all material respects, in accordance with the books of account and records of the Company.

          2.8.  Absence of Certain Developments
                -------------------------------

          Except as disclosed in the SEC Reports or on Schedule 2.8, since
                                                       ------------
December 31, 1995, there has been no (i) material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole or in their assets, liabilities, properties, or business or prospects,
(ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, (iii) issuance of capital stock (other than pursuant to the exercise of options, warrants, or convertible securities outstanding at such date) or options, warrants or rights to acquire capital stock (other than the rights granted to Warburg hereunder), (iv) material loss, destruction or damage to any property of the Company or any subsidiary, whether or not insured, (v) acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness, (vi) material labor trouble involving the Company or any subsidiary or any material change in their personnel or the terms and conditions of employment, (vii) waiver of any valuable right, (viii) loan or extension of credit to any officer or employee of the Company or any subsidiary or (ix) acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company or any subsidiary otherwise than for fair value in the ordinary course of business.

          2.9.  Compliance with Law
                -------------------

          (a) Neither the Company nor any of its subsidiaries is in material violation of any laws, ordinances, governmental rules or regulations to which it is subject, including without limitation laws or regulations relating to the environment or to occupational health and safety, and no material expenditures are or will be required in order to cause its current operations or properties to comply with any such laws, ordinances, governmental rules or regulations.

          (b) The Company and its subsidiaries have all licenses, permits, franchises or other governmental authorizations necessary to the ownership of their property or to the conduct of their respective businesses, which if violated or not obtained is reasonably likely to have a Material Adverse Effect. Neither the Company nor any subsidiary has finally been denied any application for any such licenses, permits, franchises or other governmental authorizations necessary to its business.

          2.10.  Litigation
                 ----------

          Except as disclosed in the SEC Reports or on Schedule 2.10, there is
                                                       -------------
no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding, whether federal, state, local or foreign (collectively "Legal Proceedings"), pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any subsidiary or any of their respective properties, assets or businesses, nor is there any Legal Proceeding pending or, to the knowledge of the Company, threatened, relating to this Agreement or the transactions contemplated hereby. After reasonable inquiry of its officers, the Company is not aware of any fact which might result in or form the basis for any Legal Proceeding which could have a Material Adverse Effect. Neither the Company nor any subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign).

          2.11.  Material Contracts
                 ------------------

          Except as disclosed in the SEC Reports or on Schedule 2.11, there are
                                                       -------------
no material contracts, agreements, instruments, commitments and other arrangements to which the Company or any subsidiary is a party or otherwise relating to or affecting any of their respective assets, including without limitation, employment, severance or consulting agreements; loan, credit or security agreements; joint venture agreements and distribution agreements (each, a "Contract"). Each such Contract is valid, binding and enforceable against the Company or such subsidiary and, to the Company's best knowledge, the other parties thereto, in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity. Each such Contract is in full force and effect on the date hereof.

          2.12.  Absence of Undisclosed Liabilities
                 ----------------------------------

          Except as disclosed in the SEC Reports or on Schedule 2.12, neither
                                                       -------------
the Company nor any of its subsidiaries has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of any transaction entered into at or prior to the Closing, or any act or omission at or prior to the Closing, or any state of facts existing at or prior to the Closing, including taxes with respect to or based upon the transactions or events occurring at or prior to the Closing, and including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan, except current liabilities incurred, and obligations under agreements entered into, in the usual and ordinary course of business, none of which (individually or in the aggregate) could have a Material Adverse Effect.

          2.13.  Employees
                 ---------

          (a) The Company and its subsidiaries are in compliance with all applicable foreign, federal, state and local laws and regulations regarding occupational safety and health standards except to the extent that noncompliance will not have a Material Adverse Effect, and has received no complaints from any foreign, federal, state or local agency or regulatory body alleging violations of any such laws and regulations.

          (b) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted.

          (c) The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

          2.14.  Tax Matters
                 -----------

          There are no federal, state, county or local taxes due and payable by the Company or any of its subsidiaries which have not been paid. The provisions for taxes on the audited and unaudited balance sheets contained in the SEC Reports are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of the Company whether or not assessed or disputed as of the respective dates of such balance sheets. The Company and its subsidiaries have duly filed all federal, state, county and local tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. Neither the Company nor any of its subsidiaries has been subject to a federal or state tax audit of any kind.

          2.15.  Employee Benefit Plans
                 ----------------------

          Except as disclosed on Schedule 2.15, the Company and its subsidiaries
                                 -------------
have no employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974) covering former and current employees of the Company or any of its subsidiaries, or under which the Company or any of its subsidiaries has any obligation or liability. True and complete copies of all material plans, contracts, bonuses, commissions, profit-sharing, savings, stock options, insurance, deferred compensation, or other similar fringe or employee benefits covering former or current employees of the Company or any of its subsidiaries or under which the Company or any of its subsidiaries has any obligation or liability (each, a "Benefit Arrangement") have been provided or made available to Warburg prior to the date hereof. The Benefit Arrangements are and have been administered in compliance in all material respects with their terms and with the requirements of applicable law. Except as disclosed on
Schedule 2.15, all payments to current or former employees of the Company or any of its subsidiaries pursuant to the Benefit Arrangements are and have been fully deductible under the Code.

          2.16.  Patents, Licenses, etc.
                 ----------------------

          Except as provided on Schedule 2.16, the Company or one of its
                                -------------
subsidiaries owns, free and clear of all encumbrances, restrictions, liens, security interests and charges, and has good and marketable title to, or holds adequate licenses or otherwise possess all such rights as are necessary to use all patents (and applications therefor), patent disclosures, trademarks, service marks, trade names, copyrights (and applications therefor), inventions, discoveries, processes, know-how, scientific, technical, engineering and marketing data, formulae and techniques used or proposed to be used, in or necessary for the conduct of its business as now conducted or as proposed to be conducted (collectively, "Intellectual Property").

          Except as provided on Schedule 2.16, neither the Company nor any of
                                -------------
its subsidiaries has received notice nor otherwise has reason to know of any conflict or alleged conflict with the rights of others pertaining to the Intellectual Property described in this Section 2.16. To the Company's best knowledge, the Company's business, as presently conducted and as proposed to be conducted, does not infringe upon or violate any patent rights or trade secrets of others. To the Company's best knowledge, the Company and its subsidiaries have the unrestricted right to use, free and clear of any rights or claims of others, all trade secrets, processes, customer lists and other rights incident to their respective businesses as now conducted or as proposed to be conducted.

          Except as disclosed in the SEC Reports or on Schedule 2.16, neither
                                                       -------------
the Company nor any of its subsidiaries is currently obligated or under any existing liability to make royalty or other payments to any owner of, licensor of, or other claimant to, any patent, trademark, service names, trade names, copyrights, or other intangible asset, with respect to the use thereof or in connection with the conduct of its business as now conducted or as proposed to be conducted, or otherwise. To the Company's best knowledge, no employee of the Company or any of its subsidiaries has violated any employment agreement or proprietary information agreement which he had with a previous employer or any patent policy of such employer, or is a party to or threatened by any litigation concerning any patents, trademarks, trade secrets, service names, trade names, copyrights, licenses and the like.

          2.17.  Title to Tangible Assets
                 ------------------------

          Except as disclosed in the SEC Reports, the Company and its subsidiaries have good title to their properties and assets and good title to all their leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than or resulting from taxes which have not yet become delinquent and minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and its subsidiaries and which have not arisen otherwise than in the ordinary course of business.

          2.18.  Condition of Properties
                 -----------------------

          All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its subsidiaries are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the Company's or such subsidiary's business and comply in all material respects with all applicable ordinances, regulations and laws.

          2.19.  Insurance
                 ---------

          The Company and its subsidiaries and their respective properties are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and businesses of the Company and its subsidiaries. Schedule 2.19 sets forth a true and
                                     -------------
complete listing of the insurance policies of the Company and its subsidiaries as in effect on the date hereof, including in each case the applicable coverage limits, deductibles and the policy expiration dates. No notice of any termination or threatened termination of any of such policies has been received and such policies are in full force and effect.

          2.20.  Transactions with Related Parties
                 ---------------------------------

          Except as disclosed in the SEC Reports or on Schedule 2.20, neither
                                                       -------------
the Company nor any subsidiary is a party to any agreement with any of the Company's directors, officers or stockholders or any Affiliate or family member of any of the foregoing under which it: (i) leases any real or personal property (either to or from such Person), (ii) licenses technology (either to or from such Person), (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person, (iv) purchases products or services from such Person or (v) has borrowed money from or lent money to such Person. Except as set forth in Schedule 2.20,
                                                                -------------
neither the Company nor any subsidiary employs as an employee or engages as a consultant any family member of any of the Company's directors, officers or stockholders. To the best knowledge of the Company, there exist no agreements among stockholders of the Company to act in concert with respect to their voting or holding of Company securities.

          2.21.  Interest in Competitors
                 -----------------------

          Neither the Company nor any of its officers or, to the best of its knowledge, any of its directors, has any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person) or otherwise, directly or indirectly, in any Person other than the Company that (i) provides any services or designs, produces or sells any product or product lines or engages in any activity similar to or competitive with any activity currently proposed to be conducted by the Company or any of its subsidiaries or (ii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company.

          2.22.  Registration Rights
                 -------------------

          Except as disclosed in the SEC Reports or on Schedule 2.22, or
                                                       -------------
pursuant to the Registration Rights Agreement, the Company will not, as of the Closing Date, be under any obligation to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act").

          2.23.  Private Offering
                 ----------------

          Neither the Company nor anyone acting on its behalf has sold or has offered any of the Shares for sale to, or solicited offers to buy from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than Warburg. Neither the Company nor anyone acting on its behalf shall offer the Shares for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of such Shares within the provisions of Section 5 of the Securities Act. Based upon the representations of Warburg set forth in Section 3, the offer, issuance and sale of the Shares are exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

          2.24.  Environmental
                 -------------

          Except as disclosed in the SEC Reports or on Schedule 2.24,
                                                       -------------

          (a) except for such noncompliance which would not, individually or in the aggregate, result in losses, costs, or liability in excess of $100,000, the Company and its operations are in compliance with all applicable laws, regulations and other requirements of governmental or regulatory authorities or duties under the common law relating to toxic or hazardous substances, wastes, pollution or to the protection of health, safety or the environment (collectively, "Environmental Laws") and have obtained or filed timely applications for and maintained in effect all licenses, permits and other authorizations or registrations (collectively "Environmental Permits") required under all Environmental Laws and are in compliance with all such Environmental Permits.

          (b) the Company has not performed or suffered any act which could give rise to, or has otherwise incurred, liability to any person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq. ("CERCLA"), or any other Environmental
                                  -- ---
Laws, nor has the Company received notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of CERCLA to any governmental agency with respect to any of its assets.

          (c) during the period of the Company's ownership or lease, and to the best of the Company's knowledge prior to that time, no hazardous substance, hazardous waste, contaminant, pollutant or toxic substance (as such terms are defined in any applicable Environmental Law and collectively referred to herein as "Hazardous Materials") has been released, placed, dumped or otherwise come to be located on, at, or beneath any of the assets or properties owned or leased by the Company or any surface waters or groundwaters thereon or thereunder.

          (d) the Company does not own or operate, and has never owned or operated, aboveground or underground storage tanks or surface improvements containing Hazardous Materials.

          (e)  with respect to any or all of the real properties leased by the
Company: (i) there are no asbestos-containing materials, urea formaldehyde insulation, polychlorinated biphenyls or lead-based paints present at any such properties; and (ii) there are no wetlands as defined under any Environmental Law located on any such properties.

          (f) during the period of the Company's ownership or lease, and to the best of the Company's knowledge prior to that time, none of the real properties leased by the Company: (i) has been used or is now used for the generation, transportation, storage, handling, treatment or disposal of any Hazardous Materials except in the ordinary course of the Company's business and in compliance with Environmental Laws, except for noncompliance which would not, individually or in the aggregate, result in losses, costs, or liability in excess of $100,000; or
(ii) is identified on a federal, state or local listing of sites which require or might require environmental investigation, mitigation, remediation or corrective action.

          (g) no condition exists on any of the real properties leased by the Company or, to the best of the Company's knowledge, existed prior to the Company's lease of such property, that upon the failure to act, the passage of time or the giving of notice would give rise to liability or the imposition of a lien under any Environmental Law.

          (h) there are no ongoing investigations or negotiations, pending or, to the best of the Company's knowledge, threatened administrative, judicial or regulatory proceedings, or consent decrees or other agreements in effect that relate to environmental conditions or Hazardous Materials in, on, under, about or related to the Company, its operations or the real properties leased by the Company.

          (i) neither the Company nor its operations is subject to reporting requirements under the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S) 11001 et seq., or analogous state statutes and related
                         -- ---
regulations.

          2.25.  Fluid Management Agreement Representations
                 ------------------------------------------

          All representations and warranties of the Company and, to the best of the Company's knowledge, all the representations and warranties of Fluid Management, Inc. contained in the Fluid Management Agreement are true and correct in all material respects.

          2.26.  Brokerage
                 ---------

          There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company (other than Allen & Company Incorporated, whose fees and expenses shall be the sole responsibility of the Company) and the Company agrees to indemnify and hold Warburg harmless against any costs or damages incurred as a result of any such claim.

          2.27.  Illegal or Unauthorized Payments; Political Contributions
                 ---------------------------------------------------------

          Neither the Company or any of its subsidiaries nor, to the best of the Company's knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its subsidiaries or any other business entity or enterprise with which the Company or any subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its subsidiaries.

          2.28   Takeover Statute
                 ----------------

          Assuming Warburg and its "associates" and "affiliates" (as defined in Section 203 of the Delaware Code) collectively beneficially own and have beneficially owned at all times during the three year period prior to the date hereof less than fifteen percent (15%) of the Common Stock outstanding, Section 203 of the Delaware Code is, and shall be, inapplicable to this Agreement and the transactions contemplated hereby.

          2.29   Material Facts
                 --------------

          This Agreement, the schedules furnished contemporaneously herewith, and the other agreements, documents, certificates or written statements furnished or to be furnished to Warburg through the Closing Date by or on behalf of the Company in connection with the transactions contemplated hereby taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading. There is no fact which is known to the Company (other than general economic or industry conditions) and which has not been disclosed herein or otherwise by the Company to Warburg which may materially adversely affect the business, properties, assets or condition, financial or otherwise, of the Company and its subsidiaries taken as a whole.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF WARBURG
            -----------------------------------------

          Warburg represents and warrants to the Company as follows:

          (a) It has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder.

          (b) It is a validly existing limited partnership, duly organized and in good standing under the laws of Delaware.

          (c) It has taken all action necessary for the authorization, execution, delivery, and performance of this Agreement and its obligations hereunder. This Agreement has been duly and validly executed and delivered by Warburg and constitutes the valid and binding obligation of Warburg, enforceable against Warburg in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

          (d) There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of Warburg (other than Ivan Burns and Alan Craft, whose fees and expenses shall be the sole responsibility of Warburg) and Warburg agrees to indemnify and hold the Company harmless against any costs or damages incurred as a result of any such claim.

          (e) The execution and delivery by Warburg of this Agreement, the performance by Warburg of its obligations hereunder and the consummation by Warburg of the transactions contemplated hereby do not require Warburg to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority, other than consents, approvals, actions, filings or notices in connection with the HSR Act.

          (f) It understands (subject to the express obligations of the Company to register the Shares as provided in the Registration Rights Agreement) that the issuance of the Shares is exempt from registration pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act ("Regulation D"), and that the reliance of the Company on such exemptions is predicated in part on its representations, warranties, covenants and acknowledgments set forth in this Section.

          (g) It is an Accredited Investor, as that term is defined in Regulation D, and has such knowledge and experience in financial and business matters that it is fully capable of evaluating the risks and merits of its investment in the Shares. The Shares will be acquired by it for its own account, not as a nominee or agent, for investment and without a view to resale, transfer or other distribution within the meaning of the Securities Act and the rules and regulations thereunder, and it will not distribute nor transfer any of the Shares in violation of the Securities Act. It is a resident of the State of New York for purposes of state securities laws.

          (h) It: (i) acknowledges that the Shares are not registered under the Securities Act and must be held indefinitely by it unless the Shares are subsequently registered under the Securities Act (in accordance with the Registration Rights Agreement or otherwise) or an exemption from registration is available, (ii) is aware that any routine sales of the Shares made under Rule 144 of the Securities and Exchange Commission under the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, registration or compliance with some other registration exemption will be required, (iii) is aware that Rule 144 is not presently, and for a period of at least two years following the Closing Date hereof probably will not be, available for use by it for resale of the Shares, and (iv) is aware that the Company is not obligated to register any sale, transfer or other disposition of the Shares except in accordance with the provisions of the Registration Rights Agreement.

          (i) It acknowledges receipt of the SEC Reports and such other documents, agreements and information as it has required and confirms and acknowledges that: (i) the Company has afforded it the opportunity to ask questions of and receive answers from the Company's officers and directors concerning the terms and conditions of this Agreement and its investment in the Shares and to obtain such additional information as it has requested, and (ii) it has availed itself of such opportunity to the extent it deems necessary and has received the information requested.

          (j) It acknowledges and agrees that the certificates representing the Shares issuable to it will contain a restrictive legend noting the restrictions on transfer described in this Section 3 and Section 4.1(a) hereof and under federal and applicable state securities laws, and that appropriate "stop-transfer" instructions will be given to the Company's stock transfer agent.

SECTION 4.  ADDITIONAL COVENANTS OF THE PARTIES

          4.1  Resale of Securities
               --------------------

          (a) Subject to the provisions of Section 3 hereof, Warburg covenants that it will not sell or otherwise transfer any Shares until one (1) year after the Closing Date without the written consent of the Company.

          (b) In order to ensure compliance with the provisions of Section 3 hereof, Warburg covenants and agrees that, after the Closing, it will not sell, transfer or otherwise dispose of any of the Shares or any interest therein (unless such sale, transfer or disposition has been registered under the Securities Act in accordance with the provisions of Section 7 hereof or otherwise) or otherwise without there first having been compliance with either of the following conditions:

               (i) the Company shall have received a written opinion of counsel in form and substance reasonably satisfactory to the Company, which counsel shall include Willkie Farr & Gallagher, or a copy of a "no-action" or interpretive letter of the SEC, specifying the nature and circumstances of the proposed transfer and indicating that the proposed transfer will not be in violation of any of the provisions of the Securities Act and the rules and regulations promulgated thereunder; or

               (ii) the Company shall have received an opinion from its own counsel to the effect that the proposed transfer will not be in violation of any of the provisions of the Securities Act and the rules and regulations promulgated thereunder.

          4.2. Covenants Pending Closing
               -------------------------

          Pending the Closing the Company will not, without Warburg's prior written consent, take any action which would result in any of the representations or warranties contained in this Agreement not being true at and as of the time immediately after such action, or in any of the covenants contained in this Agreement becoming incapable of performance. The Company will promptly advise Warburg of any action or event of which it becomes aware which has the effect of making incorrect any of such representations or warranties or which has the effect of rendering any of such covenants incapable of performance.

          4.3. Further Assurance
               -----------------

          Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

          4.4. Board Nominee
               -------------

          For so long as Warburg owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least 7.5% of the issued and outstanding shares of the Company's Common Stock, the Company will nominate and use its best efforts to elect and to cause to remain as a director on the Company's Board of Directors one individual as Warburg may designate. Any vacancy created by the death, disability, retirement or removal of any such individual may be filled by Warburg. The initial nominee of Warburg shall be Robert S. Hillas.

          4.5. Hart-Scott-Rodino
               -----------------

          As promptly as practicable following the execution and delivery of this Agreement by the parties, the Company and Warburg shall each prepare and file, or shall cause its "ultimate parent" (as defined in the HSR Act) to prepare and file, any required notification and report form under the HSR Act, in connection with the transactions contemplated hereby, each party paying its own filing fees; the Company and Warburg shall, or shall cause their ultimate parents to, take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable to obtain prompt termination of the waiting period under the HSR Act.

SECTION 5. WARBURG'S CLOSING CONDITIONS

          The obligation of Warburg to purchase and pay for the Shares on the Closing Date, as provided in Section 1 hereof, shall be subject to the performance by the Company of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

          5.1. Representations and Warranties
               ------------------------------

          The representations and warranties of the Company contained in this Agreement shall be true on and as of the Closing Date as though such warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

          5.2. Compliance with Agreement
               -------------------------

          The Company shall have performed and complied with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Company prior to or on the Closing Date.

          5.3. Officer's Certificate
               ---------------------

          Warburg shall have received a certificate, dated the Closing Date, signed on behalf of the Company by each of the President and the Controller of the Company, certifying that the conditions specified in the foregoing Sections
5.1 and 5.2 hereof have been fulfilled.

          5.4. Injunction
               ----------

          There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

          5.5. Counsel's Opinion
               -----------------

          Warburg shall have received from the Company's counsel, Drinker Biddle & Reath, an opinion, dated the Closing Date, substantially in the form of Exhibit C hereto.

          5.6. Acquisition of Fluid Management
               -------------------------------

          All conditions to the consummation of the transactions contemplated by the Fluid Management Agreement shall have been satisfied or waived with the consent of Warburg in its sole and absolute discretion.

          5.7. Consents; Hart-Scott-Rodino
               ---------------------------

          All consents, approvals and actions which are listed on Schedule 2.5
                                                                  ------------
hereto shall have been obtained or performed, and all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

          5.8  Election of Directors
               ---------------------

          Robert S. Hillas (in accordance with Section 4.4 hereof) and William
C. Smith shall have been elected to the Board of Directors of the Company, effective upon the Closing.

          5.9. Registration Rights Agreement
               -----------------------------

          The Company, Warburg and the shareholders of Fluid Management, Inc. shall have entered into the Registration Rights Agreement, the terms of which shall be satisfactory to the Company and Warburg.

          5.10.  Approval of Proceedings
                 -----------------------

          All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to Warburg and its special counsel, Willkie Farr & Gallagher; and Warburg shall have received copies of all documents or other evidence which it and Willkie Farr & Gallagher may request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance satisfactory to Warburg and Willkie Farr & Gallagher.

SECTION 6. COMPANY CLOSING CONDITIONS

          The obligation of the Company to issue and deliver the Shares on the Closing Date, as provided in Section 1 hereof, shall be subject to the performance by Warburg of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

          6.1. Representations and Warranties
               ------------------------------

          The representations and warranties of Warburg contained in this Agreement shall be true on and as of the Closing Date as though such warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

          6.2. Compliance with Agreement
               -------------------------

          Warburg shall have performed and complied with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on the Closing Date.

          6.3. Warburg's Certificate
               ---------------------

          The Company shall have received a certificate from Warburg, dated the Closing Date, signed by a duly authorized representative of Warburg, certifying that the conditions specified in the foregoing Sections 6.1 and 6.2 hereof have been fulfilled.

          6.4. Consents; Hart-Scott-Rodino
               ---------------------------

          All consents, approvals and actions which are listed on Schedule 2.5 hereto shall have been obtained or performed, and all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

          6.5. Injunction
               ----------

          There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

          6.6. Acquisition of Fluid Management
               -------------------------------

          All conditions to the consummation of the transactions contemplated by the Fluid Management Agreement shall have been satisfied or waived.

SECTION 7. RESERVED
           --------


SECTION 8. COVENANTS
           ---------

          8.1. Confidentiality
               ---------------

          As to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof, including without limitation information furnished pursuant to
Section 8.1 hereof) as constitutes or contains confidential business, financial or other information of the Company or any subsidiary, Warburg covenants for itself and its directors, officers and partners that it will use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives from disclosing such information to Persons other than their respective authorized employees, counsel, accountants, partners and other authorized representatives; provided, however, that Warburg may disclose or deliver any information or other
--------  -------
material disclosed to or received by it should Warburg be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order. In the event of termination of this Agreement for any reason, upon the written request of the Company, Warburg will promptly return or cause to be returned to the Company, or promptly destroy or cause to be destroyed, all such information and material obtained from the Company, and any copies made of such information and materials. For purposes of this Section 8.1, "due care" means at least the same level of care that Warburg would use to protect the confidentiality of its own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

          8.2. Lost, etc. Certificates Evidencing Shares of Common Stock;
               -----------------------------------------------------------------
               Exchange
               --------

          Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any shares of Common Stock owned by Warburg, and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of shares evidenced by such certificate which remain outstanding. Warburg's agreement of indemnity shall constitute indemnity satisfactory to the Company for purposes of this Section 8.2. Upon surrender of any certificate representing any shares of Common Stock for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of shares of Common Stock, as the case may be, represented by the certificate so surrendered and registered as such holder may request. The Company will also pay the cost of all deliveries of certificates for such shares to the office of Warburg (including the cost of insurance against loss or theft in an amount satisfactory to the holders) upon any exchange provided for in this Section 8.2.

SECTION 9. INTERPRETATION OF THIS AGREEMENT
           --------------------------------

          9.1. Terms Defined
               -------------

          As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          Affiliate:  means any Person or entity, directly or indirectly,
          ---------
controlling, controlled by or under common control with such Person or entity.

          Business Day:  shall mean a day other than a Saturday, Sunday or other
          ------------
day on which banks in the State of New York are required or authorized to close.

          Closing:  shall have the meaning set forth in Section 1.1(b).
          -------

          Closing Date:  shall have the meaning set forth in Section 1.1(b).
          ------------

          Code:  shall mean the Internal Revenue Code of 1986, as amended.
          ----

          Common Stock:  shall have the meaning set forth in Section 1.1(a).
          ------------

          Exchange Act:  shall mean the Securities Exchange Act of 1934, as
          ------------
amended.

          Fluid Management Agreement:  shall mean the Agreement and Plan of
          --------------------------
Merger among the Company, Fluid Management, Inc. and William C. Smith, Douglas
W. Jacobson, Gary W. Hawk and Richard W. Schowengerdt, dated January 14, 1997.

          GAAP:  shall have the meaning set forth in Section 2.7.
          ----

          HSR Act: refers to the Hart-Scott-Rodino Antitrust Improvements Act of
          -------
1976, as amended.

          Intellectual Property:  shall have the meaning set forth in Section
          ---------------------
2.16.

          Material Adverse Effect:  shall have the meaning set forth in Section
          -----------------------
2.1(c).

          Person:  shall mean an individual, partnership, joint-stock company,
          ------
corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

          Registration Rights Agreement: shall mean a registration rights
          -----------------------------
agreement to entered into by the Company, Warburg and Fluid Management, Inc. relating to the registration of the Shares and shares of Common Stock to be acquired by the shareholders of Fluid Management, Inc., pursuant to the preparation and filing of a registration statement in compliance with the Securities Act.

          SEC:  shall mean the Securities and Exchange Commission.
          ---

          SEC Reports:  shall have the meaning set forth in Section 2.7.
          -----------

          Securities Act:  shall mean the Securities Act of 1933, as amended.
          --------------

          Subsidiary:  shall mean a corporation of which a Person owns, directly
          ----------
or indirectly, more than 50% of the Voting Stock.

          Voting Stock:  shall mean securities of any class or classes of a
          ------------
corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          9.2.  Accounting Principles
                ---------------------

          Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

          9.3.  Directly or Indirectly
                ----------------------

          Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          9.4.  Governing Law
                -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

          9.5.  Paragraph and Section Headings
                ------------------------------

          The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

SECTION 10.  MISCELLANEOUS
             -------------

          10.1.  Notices
                 -------

          (a) All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

          (1) if to Warburg, at 466 Lexington Avenue, New York, New York 10017, marked for attention of Robert S.

          Hillas, or at such other address as Warburg may have furnished the Company in writing,

          (2) if to the Company, at 4100 Quakerbridge Road, Lawrenceville, NJ 08648, marked for the attention of Harch S. Gill, or at such other address as it may have furnished in writing to Warburg.

          (b) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

          10.2.  Expenses and Taxes
                 ------------------

          (a) The Company agrees to pay fifty percent (50%) of the fee required to be paid under the HSR Act in connection with the transaction contemplated hereby and the reasonable fees and disbursements of Willkie Farr & Gallagher, special counsel for Warburg, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the other instruments and agreements entered into pursuant to this Agreement, and any amendments to the same, in an amount not to exceed $50,000.00, said payment to be made no later than 30 days after a bill for such fees and/or disbursements has been sent to the Company (provided, however, that in no event shall said payment be required to be made by the Company prior to the Closing Date). Notwithstanding the foregoing, (i) the Company shall be required to pay fifty percent (50%) of such legal fees and expenses in an amount not to exceed $25,000 in the event that the transactions contemplated by the Fluid Management Agreement are not consummated as a result of the failure by Fluid Management, Inc. or its stockholders to satisfy the conditions set forth in Section 6.02 of the Fluid Management Agreement on or prior to the Closing Date and (ii) the Company shall not be required to pay any such legal fees and expenses in the event that the transactions contemplated hereby are not consummated as a result of the failure by Warburg to satisfy the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, or 6.5 hereto on or prior to the Closing Date.

          (b) The Company will pay, and save and hold Warburg harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the acquisition by Warburg of the Shares.

          10.3.  Reproduction of Documents
                 -------------------------

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by Warburg on the Closing Date (except for certificates evidencing the Shares themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to Warburg, may be reproduced by Warburg by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and Warburg may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Warburg in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          10.4.  Termination and Survival
                 ------------------------

          Unless the Closing has occurred prior thereto, this Agreement and, except as herein provided, all the rights of the parties hereto, shall terminate on May 31, 1997 (unless such date is extended by mutual written consent). Notwithstanding the termination of this Agreement, Section 8.1 hereof shall survive the termination of this Agreement. All warranties, representations, and covenants made by Warburg to the Company, or by the Company to Warburg, herein or in any certificate or other instrument delivered by Warburg or the Company under this Agreement shall be considered to have been relied upon by the Company or Warburg, as the case may be, and shall survive all deliveries to Warburg of the Shares, or payment to the Company for such Shares, until the thirtieth day following the date on which Warburg receives the Company's audited financial statements for the fiscal year ending December 31, 1997, except for the warranties and representations set forth in Sections 2.14 and 2.24 herein, which shall survive until expiration of any applicable statute of limitations, regardless of any investigation made by the Company or Warburg, as the case may be, or on the Company's or Warburg's behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company and Warburg, as the case may be, hereunder.

          10.5.  Successors and Assigns
                 ----------------------

          This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

          10.6.  Entire Agreement; Amendment and Waiver
                 --------------------------------------

          This Agreement constitutes the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and Warburg.

          10.7.  Severability
                 ------------

          In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

          10.8.  Limitation on Enforcement of Remedies
                 -------------------------------------

          The Company hereby agrees that it will not assert against the limited partners of Warburg any claim it may have under this Agreement by reason of any failure or alleged failure by Warburg to meet its obligations hereunder.

          10.9.  Counterparts
                 ------------

          This Agreement may be executed in one or more counterparts, both of which shall be deemed an original and all of which together shall be considered one and the same agreement.


                                Very truly yours,

                                ENVIROGEN, INC.


                                By:/s/ Harcharan S. Gill
                                   __________________________
                                Name: Harcharan S. Gill
                                Title: President and Chief
                                        Executive Officer


WARBURG, PINCUS VENTURES, L.P.

By:  WARBURG, PINCUS & CO.,
     General Partner


     By:/s/ Robert S. Hillas
        ____________________________
     Name: Robert S. Hillas
     Title: Partner